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                                                                       EX99.B(j)

                         Independent Auditors' Consent

Board of Trustees of Wells Fargo Core Trust
Board of Trustees of Wells Fargo Funds Trust:

We consent to the use of our reports for the Aggressive Balanced-Equity Fund, Asset Allocation Fund, Disciplined Growth Fund, Diversified Equity Fund, Diversified Small Cap Fund, Equity Income Fund, Equity Index Fund, Equity Value Fund, Growth Fund, Growth Balanced Fund, Growth Equity Fund, Index Fund, Index Allocation Fund, International Fund, International Equity Fund, Large Company Growth Fund, Moderate Balanced Fund, OTC Growth Fund, Small Cap Growth Fund, Small Cap Opportunities Fund, Small Cap Value Fund, Small Company Growth Fund, Specialized Technology Fund, and Strategic Income Fund, twenty-four funds of Wells Fargo Funds Trust, dated November 3, 2000, incorporated herein by reference, and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.

We also consent to the use of our reports for Wells Fargo Core Trust, dated November 3, 2000, incorporated herein by reference.

/s/ KPMG LLP

KPMG LLP

San Francisco, California
January 30, 2001